EXHIBIT 99.1

Fifth Street Finance Corp. Announces Proposed Public Offering of Common Stock

WHITE PLAINS, N.Y., July 15, 2009 (GLOBE NEWSWIRE) -- Fifth Street Finance Corp. (NYSE:FSC) today announced that it plans to make a public offering of 6,500,000 shares of its common stock. Fifth Street Finance Corp. plans to also grant the underwriters for the offering an option to purchase up to an additional 975,000 shares of common stock to cover over-allotments, if any. All shares will be offered by Fifth Street Finance Corp. Wells Fargo Securities, LLC and UBS Investment Bank will act as joint bookrunning managers for the offering. Stifel Nicolaus will act as a joint lead manager.

Fifth Street Finance Corp. expects to use $16.5 million of the net proceeds from this offering to repay outstanding borrowings under its secured revolving credit facility and substantially all of the remaining net proceeds to make investments in small and mid-sized companies (including investments made through its small business investment company, or "SBIC", subsidiary to the extent that it receives an SBIC license from the Small Business Administration) in accordance with its investment objective and strategies described in its prospectus and the related prospectus supplement.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The offering will be made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from: Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY 10152-4077, equity.syndicate@wachovia.com, or UBS Investment Bank, 299 Park Avenue, New York, NY 10171, Attn: Prospectus Department, or by calling Wells Fargo Securities, LLC at (800) 326-5897 or UBS Investment Bank at (888) 827-7275. Investors are advised to carefully consider the investment objectives, risks and charges and expenses of Fifth Street Finance Corp. before investing. The prospectus and related prospectus supplement contain this and other information about Fifth Street Finance Corp. and should be read carefully before investing.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of the shares referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Fifth Street Finance Corp.

Fifth Street Finance Corp. is a specialty finance company that lends to and invests in small and mid-sized companies in connection with an investment by private equity sponsors. Fifth Street Finance Corp's investment objective is to maximize its portfolio's total return by generating current income from its debt investments and capital appreciation from its equity investments.

The Fifth Street Finance Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5525

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of Fifth Street Finance Corp. Words such as "believes," "expects," "projects," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in our filings with the Securities and Exchange Commission. Fifth Street Finance Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Fifth Street Finance Corp.
         Investor Relations
         Stacey Thorne, VP
         (914) 286-6811
         Stacey@fifthstreetcap.com